EXHIBIT 23.1
[KPMG LOGO]
600 Fleet Center
50 Kennedy Plaza
Providence, RI 02903-2321







                          Independent Auditors' Consent
                          _____________________________


The Board of Directors
KVH Industries, Inc.:


We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP


Providence, Rhode Island
November 25, 2003